EXHIBIT 99.1

FHLBank Chicago Declares Q4 2024 Dividend

January 31, 2025

We are pleased to announce that FHLBank Chicago’s Board of Directors has declared a 9.25% (annualized) dividend for Class B1 activity stock and a 4.20% (annualized) dividend for Class B2 membership stock, based on preliminary financial results for the fourth quarter of 2024. Dividends will be paid to member DID accounts on February 13, 2025.

FHLBank Chicago pays a higher dividend per share on activity stock compared to membership stock to recognize members that support the cooperative by using our products. It has the effect of enhancing the benefits of using the Bank either by lowering the cost on advances and letters of credit or improving the return on Mortgage Partnership Finance® (MPF®) Traditional loans sold. This net benefit of the higher dividend received on Class B1 activity stock lowers your borrowing costs and is estimated to reduce interest rates by 20.10 basis points*.

FHLBank Chicago expects to maintain at least an 8.75% (annualized) dividend for Class B1 activity stock for the first and second quarters of 2025, based on current projections and assumptions regarding our financial condition. This information is being provided to assist members in planning their activity with FHLBank Chicago. Any future dividend payments remain subject to determination and declaration by FHLBank Chicago's Board of Directors and may be impacted by changes in financial or economic conditions, regulatory and statutory limitations, and any other relevant factors.

As always, thank you for your membership in the Federal Home Loan Bank of Chicago.

EXHIBIT 99.1

* Reflects Class B1 activity stock dividend as a reduction to the assumed advance rate, based on a Class B1 dividend rate of 9.25% for Q4 2024, an opportunity cost of buying stock (estimated to be the Q4 2024 U.S. Federal Reserve Average Federal Funds Rate of 4.66%), and 4.50% advance capitalization for illustration purposes only.

Forward-Looking Information: This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. All statements other than statements of historical fact are “forward-looking statements,” including any projections or guidance of dividends or other financial items; any statements of the plans, strategies, and objectives for future operations; any statements of belief; and any statements of assumptions underlying any of the foregoing. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risks or uncertainties, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, legislative and regulatory developments that affect us or members, instability in the credit and debt markets, economic conditions, prolonged inflation, or recession, maintaining compliance with regulatory and statutory requirements (including relating to our dividend payments and retained earnings), any decrease in our levels of business which may negatively impact our results of operations or financial condition, the reliability of our projections, assumptions, and models on future financial performance and condition, the impact of geopolitical uncertainties or conflicts, changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to execute our business model and to pay future dividends (including enhanced dividends on activity stock), our ability to meet required conditions to repurchase or redeem excess capital stock from members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, our ability to continue to offer the Reduced Capitalization Advance Program, our ability to implement product enhancements and new products, the impacts of changes to Federal Home Loan Bank membership requirements, capital requirements and guidance, and liquidity requirements and guidance by the Federal Housing Finance Agency, the loss of members through mergers and consolidations, our ability to retain and recruit qualified personnel, our ability to protect the security of our information systems and manage any failures, interruptions, or breaches, and the risk factors set forth in the our periodic filings with the Securities and Exchange Commission, which are available on the our website at fhlbc.com or through the SEC’s reporting website. We assume no obligation to update any forward-looking statements made in this letter. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.
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